EXHIBIT 23.2

Consent of PricewaterhouseCoopers LLP,

Independent Registered Certified Public Accounting Firm

Dated June 10, 2005

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment Number Three to the Registration Statement on Form S-11 of our reports dated March 29, 2005, relating to the financial statements of CNL Income Properties, Inc., and its subsidiaries, CNL Village Retail Partnership, LP and its subsidiaries, CNL Income Canada Lessee Corporation and US Canadian Property Trust Alpha, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida

June 10, 2005